Exhibit 1(h)
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                                                        Draft--February 20, 1996

LORD ABBETT TAX-FREE INCOME FUND, INC.

                             ARTICLES SUPPLEMENTARY

     Lord Abbett Tax-Free Income Fund, Inc., a Maryland corporation, (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation presently has authority to issue 80,000,000 shares of capital stock of the National Series, 40,000,000 shares of capital stock of the Connecticut Series, 40,000,000 shares of capital stock of the Hawaii Series, 40,000,000 shares of capital stock of the Minnesota Series, 40,000,000 shares of capital stock of the Missouri Series, 80,000,000 shares of capital stock of the New Jersey Series, 80,000,000 shares of capital stock of the New York Series, 40,000,000 shares of capital stock of the Texas Series and 40,000,000 shares of capital stock of the Washington Series, of the par value $.001 each, previously classified and designated by the Board of Directors as Class A shares of each such Series.

     SECOND: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby further classifies the capital stock of the Corporation by (i) creating a new
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series of stock to be called the "California Series," consisting of 80,000,000
Class A shares and 40,000,000 Class C shares, (ii) classifying and reclassifying
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an additional 40,000,000 authorized but unissued shares of capital stock of the
Corporation as the "National Series" and (iii) classifying and reclassifying
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30,000,000 authorized but unissued Class A shares of the National Series as
Class C shares of the National Series, and 20,000,000 authorized but unissued Class A shares of the New York Series as Class C shares of the New York Series.

     THIRD: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation's Class C stock of the California Series, the National Series and the New York Series shall be invested in the same investment portfolio of the Corporation as the Class A stock of the California Series, the National Series and the New York Series, respectively, and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation (hereafter called the "Articles") and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

     FOURTH: The Class C shares aforesaid have been duly classified by the Board of Directors under the authority contained in the Articles.
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     IN WITNESS WHEREOF, Lord Abbett Tax-Free Income Fund, Inc., has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on _____________, 1996.



                            LORD ABBETT TAX-FREE INCOME
                            FUND, INC.


                            By:  _______________________
                                             , President


WITNESS:


______________________________
                   , Secretary

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

       THE UNDERSIGNED, President of Lord Abbett Tax-Free Income Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                _______________________________
                                                    , President

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